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                                                                   EXHIBIT 99.10


                                                                   INITIAL GRANT
                                                                   -------------

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
                             AUTOMATIC STOCK OPTION
                             ----------------------


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Genesys Telecommunications Laboratories, Inc. (the "Corporation"):

          Optionee:
          --------  --------------------------------------------------
          Grant Date:
          ----------  ------------------------------------------------
          Exercise Price: $                                  per share
          --------------  ----------------------------------
          Number of Option Shares:  30,000 shares
          -----------------------
          Expiration Date:
          ---------------  -------------------------------------------
          Type of Option:  Non-Statutory Stock Option
          --------------
          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall initially be unvested and
          ----------------
          subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the four (4)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Genesys Telecommunications Laboratories, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee acknowledges receipt of the official Plan Summary and Prospectus from the Plan in the form attached hereto as Exhibit
B. A copy of the Plan document is available upon request made to the Corporate Secretary at the Corporation's principal offices.

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          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
          ----------------
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS PRIOR TO VESTING IN THOSE SHARES. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights.  Nothing in this Notice or in the attached
          -----------------------
Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's shareholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:                        , 199__
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                                   GENESYS TELECOMMUNICATIONS LABORATORIES, INC.


                              By:
                                  ----------------------------------------------

                              Title:
                                     -------------------------------------------



                                     -------------------------------------------
                                                        OPTIONEE

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

ATTACHMENTS
-----------
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                       2
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                                   EXHIBIT A
                                   ---------

                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------

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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------